Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Names Kevin M. Bisson Chief Financial Officer

Mr. Bisson to replace retiring CFO Robert E. Hult

CHELMSFORD, Mass. – January 17, 2012 – Mercury Computer Systems, Inc. (NASDAQ: MRCY, www.mc.com), a trusted provider of commercially developed, application-ready ISR subsystems for defense prime contractors, announced that Kevin M. Bisson has joined the company as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Bisson replaces Robert E. Hult, Mercury’s Senior Vice President, Chief Financial Officer and Treasurer, who is retiring from that position effective the close of business on January 17, 2012. Mr. Hult has agreed to remain as a part-time employee for a limited period to assist with the transition of his responsibilities following his retirement as Chief Financial Officer.

“We are deeply appreciative of the commitment and exceptional service Bob provided Mercury during his 8- year tenure with the company, and while we will miss his contributions, we wish him the best in his retirement,” said Mercury’s President and Chief Executive Officer Mark Aslett. “At the same time, we are fortunate to welcome Kevin Bisson, whose breadth and depth of expertise in global corporate finance and acquisitions will be a tremendous asset.”

Throughout his career, Mr. Bisson has held positions of increasing responsibility in corporate accounting and finance. Most recently, he was Senior Vice President, Chief Financial Officer and Treasurer for SeaChange International, Inc., a publicly-traded company that develops, manufactures and markets digital video systems and services to cable, telecommunications and broadcast television companies worldwide. Mr. Bisson’s experience spans a diverse group of technology companies including American Superconductor Corporation, Axcelis Technologies and United Technologies Corporation.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.  —  +1 978.256.1300  —  www.mc.com  —  twitter: @MRCY

Mercury Computer Systems Names Kevin M. Bisson Chief Financial Officer, Page 2

For more information, visit www.mc.com, or contact Mercury at 866.627.6951 or info@mc.com.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best-of-breed provider of open, commercially developed, application-ready, multi-INT subsystems for defense prime contractors. With more than 30 years of experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk and Predator, Mercury’s Services and Systems Integration (SSI) team leads the industry in partnering with customers to design and integrate system-level solutions that minimize program risk, maximize application portability and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the transition in the Chief Financial Officer position described above. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “probable, “and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Robert McGrail, Director of Corporate Communications

Mercury Computer Systems, Inc.

978.967.1366 / rmcgrail@mc.com

Challenges Drive Innovation and Echotek are registered trademarks and Application Ready Subsystem, ARS and Ensemble are trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.  —  +1 978.256.1300  —  www.mc.com  —  twitter: @MRCY